Exhibit 5.1 ATTORNEYS AT LAW 100 NORTH TAMPA STREET, SUITE 2700 TAMPA, FL 33602-5810 P.O. BOX 3391 TAMPA, FL 33601-3391 813.229.2300 TEL 813.221.4210 FAX foley.com CLIENT/MATTER NUMBER 084147-0102

July 24, 2008

Homeowners Choice, Inc.

145 NW Central Park Plaza, Suite 115

Port St. Lucie, Florida 34986

Ladies and Gentlemen:

We have acted as counsel to Homeowners Choice, Inc., a Florida corporation (the “Company”) in connection with the preparation of a Registration Statement (No. 333-150513) on Form S-1 (as amended, the “Original Registration Statement”) relating to the offer and sale of (1) $11,666,676 of Units (the “Units”), with each Unit consisting of one share of the Company’s common stock, no par value (collectively, the “Shares”) and one warrant (collectively, the “Warrants”), (2) the Shares and the Warrants, and (3) shares of the Company’s common stock, no par value, to be issued upon the exercise of the Warrants and the warrants to be issued to the Company’s placement agents (the “Original Placement Agent Warrants”). We have also acted as counsel to the Company in connection with the preparation of a Registration Statement on Form S-1 being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “462(b) Registration Statement”) relating to the offer and sale of shares of the Company’s common stock, no par value, to be issued upon the exercise of the Warrants and the warrants issued to the Company’s placement agents (the “462(b) Placement Agent Warrants”). The Original Registration Statement and the 462(b) Registration Statement, as amended or supplemented, are referred to hereinafter as the “Registration Statement” and the Original Placement Agent Warrants and the 462(b) Placement Agent Warrants are referred to hereinafter as the “Placement Agent Warrants.”

In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus; the Company’s Articles of Incorporation (as amended); the Company’s Bylaws (as amended); proceedings of and actions taken by the Company’s Board of Directors relating to the issuance of the securities covered by the Registration Statement, and such other records, certificates and documents as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

BOSTON BRUSSELS CENTURY CITY CHICAGO DETROIT	JACKSONVILLE LOS ANGELES MADISON MIAMI MILWAUKEE	NEW YORK ORLANDO SACRAMENTO SAN DIEGO SAN DIEGO/DEL MAR	SAN FRANCISCO SHANGHAI SILICON VALLEY TALLAHASSEE TAMPA	TOKYO WASHINGTON, D.C.

July 24, 2008 Page 2

The opinions set forth in this letter are limited solely to the laws of the State of Florida, and we express no opinion as to the laws of any other jurisdiction.

Based upon the foregoing, and in reliance thereon, we are of the opinion that when the Registration Statement becomes effective under the Securities Act of 1933, as amended, the Units, the Shares, the Warrants, and the shares of the Company’s common stock to be issued upon the exercise of the Warrants and the Placement Agent Warrants when issued by the Company in accordance with and in the manner described in the Registration Statement, including the exhibits thereto, and related Prospectus will be duly authorized, validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP

FOLEY & LARDNER LLP